UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 8, 2017

EASTSIDE DISTILLING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-54959	20-3937596
(Commission	(IRS Employer
File Number)	Identification No.)

2150 SE Hanna Harvester Drive
Portland, OR	97222
(Address of Principal Executive Offices)	(Zip Code)

(971) 888-4264

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 8, 2017, at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Eastside Distilling, Inc. (the “Company”), the Company’s stockholders approved the four proposals listed below. The final voting results for each proposal are set forth below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting (the “Proxy”), filed with the Securities and Exchange Commission on October 31, 2017.

1.	To elect Grover Wickersham, Trent Davis, Michael Fleming, Shelly Saunders, and Jack Peterson to the Board of Directors, each to serve until the earlier of (a) the annual general meeting of stockholders to be held in 2018 or (b) his or her successor is duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Grover Wickersham	2,206,013	304,008	651,460
Trent Davis	2,203,187	306,834	651,460
Michael Fleming	2,211,516	298,505	651,460
Shelly Saunders	2,467,783	42,238	651,460
Jack Peterson	2,228,116	281,905	651,460

2.	To approve amendments to the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) as described in the Proxy:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,201,259	305,418	3,344	651,460

3.	To ratify prior grants of stock options and restricted stock units under the 2016 Plan as described in the Proxy:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,202,288	304,226	3,507	651,460

4.	To ratify the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,138,430	19,566	3,485	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTSIDE DISTILLING, INC.

By:	/s/ Grover T. Wickersham
Grover T. Wickersham
Chief Executive Officer and Chairman of the Board

Date: December 13, 2017